United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       February 21, 2007

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 21, 2007, Perficient, Inc. announced its financial results for the three months and year ended December 31, 2006. A copy of the press release issued on February 21, 2007 announcing the financial results is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA and Cash Earnings Per Share, which are adjusted from results based on GAAP to exclude certain expenses. We have included at the end of our Consolidated Statement of Operations, included in Exhibit 99.1, a reconciliation of Cash Earnings Per Share to the GAAP measure diluted net income per share, and a reconciliation of EBITDA to the GAAP measure net income. Perficient believes that these non-GAAP financial measures are important representations of a company's financial performance and uses such non-GAAP information internally to evaluate and manage its operations. These non-GAAP measures are provided to enhance the reader's overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. The non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Perficient, Inc. Press Release issued on February 21, 2007 announcing financial results for the three months and year ended December 31, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: February 22, 2007	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Perficient, Inc. Press Release issued on February 21, 2007 announcing financial results for the three months and year ended December 31, 2006.